DHI Group, Inc. Reports Third Quarter 2017 Results

•	Third quarter 2017 total revenues of $52.4 million, net income of $1.1 million and diluted EPS of $0.02, including a $0.05 negative impact from items impacting comparability to previous periods

•	Cash flow from operations of $3.5 million; Adjusted EBITDA of $10.0 million which was impacted by approximately $1.0 million of disposition and related costs

•	Discontinued getTalent as a stand-alone business as the Company narrows its focus to the core mission of connecting highly skilled tech professionals and tech recruiters

New York, New York, November 2, 2017 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today reported financial results for the quarter ended September 30, 2017.
"We continued to make good progress on our strategic goals for the second half of 2017, largely completing the realignment of our organization and implementing the first set of initiatives designed to return our core tech business to growth,” said Michael Durney, President and Chief Executive Officer of DHI Group, Inc. “We remain intently focused on executing and refining our growth initiatives. The early successes we have seen, for instance with content consumption by professionals, are encouraging signs that we are on the right course to reinforce our position as the leading tech talent solution platform, and ultimately reinvigorate the Company’s growth."

Q3 2017 Tech-Focused Product and Business Highlights
DHI achieved the following as part of its tech-focused strategy:

•	Finalized the realignment of the DHI organization into a more simplified and efficient tech-focused operating structure

•
As part of the Company's organizational simplification it has hired an Executive Vice President of Sales North America, with oversight of direct and indirect sales channels for North America and responsibility for driving growth in the business

•
“Open Web First” go-to-market strategy that leads with social sourcing drove 82% year-over-year growth in Dice customers with Open Web, increasing penetration of Dice recruitment package customers to 38% as of September 30, 2017, up from 34% as of June 30, 2017 and from 19% a year ago

•	On-boarded 59 search API clients in the third quarter and now have 874 customers with API integrations as of September 30, 2017, a 52% increase year-over-year

•
Dice Careers app new downloads grew 5% year-over-year in the third quarter. As of September 30, 2017, cumulative downloads were 69% higher than September 30, 2016; average monthly unique visitors grew 15% year-over-year

•
ClearanceJobs Voice, which launched in the second quarter and connects employers and candidates real-time through the website, is gaining traction with customers and will be further integrated into ClearanceJobs in 2018

•
Increased non-job content consumption, with eFinancialCareers monthly content visits surpassing 2 million for the first time in the third quarter, and Dice users who visit content increasing 69% year-over-year in the third quarter

Update on Operational Efficiency
The Company continued to pursue several initiatives to realize efficiencies, enhancing its ability to commit resources to the tech-focused strategy

•
Discontinued getTalent as a standalone business, in which the Company's spending this year was approximately $3 million. A portion of getTalent resources and products were realigned to support the core tech business

•	Began serving the Mainland China market from Hong Kong creating a more efficient cost structure by exiting Shanghai

•	Launched the new tech professional site serving the U.K. market on the U.S. site platform

•	Lowered the available commitments on the Company’s revolving credit facility by $100 million due to lower anticipated borrowing needs, saving approximately $0.4 million in annual fees

•	Reduced headcount by 6.5% year-to-date through increased productivity and selective reductions

Q3 and Year-to-Date 2017 Financial Highlights
"Our third quarter financial results were consistent with the outlook we provided in July, with improved revenue trends compared to the first half of 2017 and modestly higher growth in operating costs,” said Luc Grégoire, Chief Financial Officer. “Through prudent investment and portfolio refinement, we are supporting the transition to our tech-focused strategy, which we believe will ultimately maximize shareholder value. Importantly, we are pursuing a methodical financial approach to ensure we balance near-term performance and long-term investment, and effectively employ shareholder capital.”

The following summarizes consolidated financial results for the quarters ended September 30, 2017 and 2016:
($ in millions, except per share data)

	Q3 2017	Q3 2016	Change
Revenues	$52.4	$56.1	(7)%
Net income (1)	$1.1	$(16.8)	n.m.
Diluted earnings (loss) per share (1)	$0.02	$(0.35)	n.m.

Adjusted EBITDA (2) (3)	$10.0	$14.9	(33)%
Adjusted EBITDA margin	19.1%	26.6%
(1) Items impacting comparability to previous periods reduced net income by $2.4 million or $0.05 per share in Q3 2017 and $22.6 million or $0.47 per share in Q3 2016. For Q3 2017 these items included: disposition related and others costs, getTalent impairment, acceleration of deferred financing costs included in interest expense, and certain legal costs. For Q3 2016 these items included the impairment of goodwill and intangible assets and certain legal costs.

(2) Q3 2017 includes the impact of certain disposition and related costs of approximately $1.0 million.

(3) Reconciliations of Net Income and Operating Income to Adjusted EBITDA and of Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release.

Q3 and Year-to-Date 2017 Segment Financial Highlights
The Company changed its reportable segments during the third quarter of 2017 to reflect the current tech-focused operating structure. Accordingly, all prior periods have been recast to reflect the current segment presentation. The Company's two reportable segments are Tech-focused and Healthcare. The Tech-focused segment includes Dice, Dice Europe, ClearanceJobs, eFinancialCareers, and Brightmatter (absorbed into Tech-focused in the third quarter of 2017). The Healthcare segment includes Health eCareers. Corporate and other includes Hcareers, Rigzone, BioSpace, as well as Slashdot Media and getTalent, which have been discontinued.
The following summarizes Revenues, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarter and year-to-date periods ended September 30, 2017 and 2016 ($ in millions). A reconciliation of Operating Income (Loss) to Adjusted EBITDA is included toward the end of this press release.

	Revenues				Adjusted EBITDA		Margin
	Q3 2017	Q3 2016	Change	Fx Impact	Q3 2017	Q3 2016	Q3 2017	Q3 2016
Tech-focused	$39.8	$42.8	(7)%	$—	$11.9	$17.3	30%	40%
Healthcare	6.5	6.7	(4)%	—	0.5	0.5	8%	7%
Corporate and other	6.1	6.6	(7)%	—	(2.4)	(2.9)	n.m.	n.m.
Total	$52.4	$56.1	(7)%	$—	$10.0	$14.9	19%	27%

	Revenues				Adjusted EBITDA		Margin
	YTD 2017	YTD 2016	Change	Fx Impact	YTD 2017	YTD 2016	YTD 2017	YTD 2016
Tech-focused	$118.6	$128.9	(8)%	$(1.8)	$38.3	$50.9	32%	39%
Healthcare	19.7	20.6	(4)%	—	1.1	2.1	6%	10%
Corporate and other	18.7	22.5	(17)%	(0.1)	(9.4)	(9.2)	n.m.	n.m.
Total	$157.0	$172.0	(9)%	$(1.9)	$30.0	$43.8	19%	25%

	Supplemental Balance Sheet Information
	September 30, 2017	December 31, 2016	YTD 2017 Change	September 30, 2016	YOY Change
Deferred revenue	$81.8	$84.6	$(2.8)	$82.4	$(0.6)
Long-Term Debt, net	$68.4	$84.8	$(16.4)	$90.7	$(22.3)
Plus: Deferred financing costs	0.6	1.2	(0.6)	1.3	(0.7)
Total principal outstanding	$69.0	$86.0	$(17.0)	$92.0	$(23.0)

Business Outlook
For the fourth quarter, the Company expects the year-over-year rate of decline in revenue will be similar to the third quarter of 2017. The rate of operating expense growth should be modestly higher than the third quarter of 2017, with higher marketing spending in the core tech business. This outlook results in an Adjusted EBITDA margin that is slightly below the year-to-date margin through the first nine months of 2017. This outlook does not consider the impact of potential divestitures, as there is no assurance as to their timing or execution. On today’s conference call, management will discuss additional details of its tech-focused strategy, including context around the financial impact of the Company’s 2017 strategic objectives and operational plans.

Recent Developments
On October 24, 2017 the Company was paid restitution by a former employee, in the amount of $3.3 million pursuant to an Order of Restitution issued by the United States District Court for the Southern District of New York in the criminal matter captioned United States of America v. David W. Kent. The gain will be recorded as a component of operating income in the fourth quarter of 2017.

Conference Call Information
The Company will host a conference call accompanied by a presentation of supporting materials today at 8:30 a.m. Eastern Time to discuss its financial results, recent developments, and progress on its tech-focused strategy. Speaking on the call will be Michael Durney, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer.

The conference call and presentation will be available live through the Company’s website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com. The conference call can also be accessed by dialing 1-844-890-1790 or for international callers by dialing 1-412-380-7407.  Please ask to be joined to the DHI Group, Inc. call.
A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10113606. The replay will be available until November 9, 2017. The presentation will be available for download after the conference call through the Company’s website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com.

Investor Contact Brendan Metrano VP, Investor Relations DHI Group, Inc. 212-448-4181 ir@dhigroupinc.com	Media Contact Rachel Ceccarelli Director, Corporate Communications DHI Group, Inc. 212-448-8288 media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE:DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower tech professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled tech professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, other non-recurring income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We also present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, the results and timing of our search for a new Chief Executive Officer, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016

Revenues	$52,424	$56,073	$157,014	$172,032

Operating expenses:
Cost of revenues	7,616	7,943	22,681	24,557
Product development	6,423	6,018	19,230	19,323
Sales and marketing	19,988	19,425	59,638	58,573
General and administrative	9,454	10,101	30,779	32,822
Depreciation	2,576	2,478	7,703	7,639
Amortization of intangible assets	554	1,570	1,686	6,106
Impairment of goodwill	—	15,369	—	15,369
Impairment of fixed and intangible assets	2,226	9,252	2,226	9,252
Disposition related and other costs	1,049	—	2,236	3,347
Total operating expenses	49,886	72,156	146,179	176,988
Operating income (loss)	2,538	(16,083)	10,835	(4,956)
Interest expense	(1,173)	(901)	(2,777)	(2,593)
Other expense	(3)	(1)	(10)	(33)
Income (loss) before income taxes	1,362	(16,985)	8,048	(7,582)
Income tax (benefit) expense	304	(144)	3,828	3,294
Net income (loss)	$1,058	$(16,841)	$4,220	$(10,876)

Basic earnings per share	$0.02	$(0.35)	$0.09	$(0.22)
Diluted earnings per share	$0.02	$(0.35)	$0.09	$(0.22)

Weighted average basic shares outstanding	48,021	47,719	47,858	48,596
Weighted average diluted shares outstanding	48,502	47,719	48,397	48,596

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017		2016
Cash flows from operating activities:
Net income (loss)	$1,058	$(16,841)	$4,220		$(10,876)
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,576	2,478	7,703		7,639
Amortization of intangible assets	554	1,570	1,686		6,106
Deferred income taxes	(671)	(2,206)	(23)		(1,977)
Amortization of deferred financing costs	480	81	642		243
Stock based compensation	1,687	2,327	6,275		8,750
Impairment of goodwill	—	15,369	—		15,369
Impairment of fixed and intangible assets	2,226	9,252	2,226		9,252
Change in accrual for unrecognized tax benefits	2,288	51	2,358		166
Loss on sale of business	—	—	—		639
Changes in operating assets and liabilities:
Accounts receivable	(624)	3,190	10,607		8,047
Prepaid expenses and other assets	41	(449)	(1,041)		(618)
Accounts payable and accrued expenses	855	1,445	(152)		(3,430)
Income taxes receivable/payable	(2,134)	(389)	(3,599)		(1,682)
Deferred revenue	(4,875)	(3,745)	(3,774)		(493)
Other, net	6	(46)	51		(123)
Net cash flows from operating activities	3,467	12,087	27,179		37,012
Cash flows used in investing activities:
Cash received from sale of business	—	—	—		2,429
Purchases of fixed assets	(2,430)	(2,955)	(10,160)		(8,461)
Purchases of cost method investments	(500)	—	(500)	—	—
Net cash flows used in investing activities	(2,930)	(2,955)	(10,660)		(6,032)
Cash flows used in financing activities:
Payments on long-term debt	(2,000)	(15,000)	(17,000)		(26,000)
Proceeds from long-term debt	—	8,000	—		17,000
Payments under stock repurchase plan	—	(3,547)	—		(26,179)
Proceeds from stock option exercises	—	1,636	403		2,664
Purchase of treasury stock related to vested restricted stock and performance stock units	(16)	(259)	(1,125)		(2,779)
Net cash flows used in financing activities	(2,016)	(9,170)	(17,722)		(35,294)
Effect of exchange rate changes	109	(2)	302		(315)
Net change in cash for the period	(1,370)	(40)	(901)		(4,629)
Cash, beginning of period	23,456	29,461	22,987		34,050
Cash, end of period	$22,086	$29,421	$22,086		$29,421

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2017	December 31, 2016
Current assets
Cash	$22,086	$22,987
Accounts receivable, net	33,146	43,148
Income taxes receivable	2,141	731
Prepaid and other current assets	4,482	3,312
Total current assets	61,855	70,178
Fixed assets, net	17,119	16,610
Acquired intangible assets, net	47,440	49,120
Goodwill	176,641	171,745
Deferred income taxes	365	306
Other assets	2,584	2,136
Total assets	$306,004	$310,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$20,572	$20,220
Deferred revenue	81,823	84,615
Income taxes payable	1,302	3,467
Total current liabilities	103,697	108,302
Long-term debt, net	68,402	84,760
Deferred income taxes	7,909	7,901
Accrual for unrecognized tax benefits	4,871	2,513
Other long-term liabilities	2,809	2,736
Total liabilities	187,688	206,212
Total stockholders’ equity	118,316	103,883
Total liabilities and stockholders’ equity	$306,004	$310,095

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2017 and 2016 and a balance sheet as of September 30, 2017 and December 31, 2016 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$1,058	$(16,841)	$4,220	$(10,876)
Interest expense	1,173	901	2,777	2,593
Income tax expense (benefit)	304	(144)	3,828	3,294
Depreciation	2,576	2,478	7,703	7,639
Amortization of intangible assets	554	1,570	1,686	6,106
Impairment of goodwill		15,369	—	15,369
Impairment of fixed and intangible assets	2,226	9,252	2,226	9,252
Non-cash stock compensation expense	1,687	2,327	6,275	7,850
Severance—Slashdot Media	—	—	—	981
Accelerated stock based compensation expense—Slashdot Media	—	—	—	900
Loss on sale of business	—	—	—	639
Costs related to strategic alternatives process	—	—	807	—
Costs related to divestitures	372	—	442	—
Other	3	1	10	33
Adjusted EBITDA	$9,953	$14,913	$29,974	$43,780

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$3,467	$12,087	$27,179	$37,012
Interest expense	1,173	901	2,777	2,593
Amortization of deferred financing costs	(480)	(81)	(642)	(243)
Income tax expense (benefit)	304	(144)	3,828	3,294
Deferred income taxes	671	2,206	23	1,977
Change in accrual for unrecognized tax benefits	(2,288)	(51)	(2,358)	(166)
Change in accounts receivable	624	(3,190)	(10,607)	(8,047)
Change in deferred revenue	4,875	3,745	3,774	493
Costs related to strategic alternatives process	—	—	807	—
Costs related to divestitures	372	—	442	—
Severance—Slashdot Media	—	—	—	981
Changes in working capital and other	1,235	(560)	4,751	5,886
Adjusted EBITDA	$9,953	$14,913	$29,974	$43,780

Dice Recruitment Package Customers
Beginning of period	6,750	7,300	7,050	7,600
End of period	6,600	7,250	6,600	7,250

Average for the period (1)	6,650	7,200	6,750	7,350

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,108	$1,122	$1,109	$1,121

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended September 30, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$9,485	$(187)	$(6,760)	$2,538
Depreciation	1,789	406	381	2,576
Amortization of intangible assets	28	162	364	554
Non-cash stock compensation expense	378	143	1,166	1,687
Impairment of fixed assets	—	—	2,226	2,226
Costs related to divestiture process	228	—	144	372
Adjusted EBITDA	$11,908	$524	$(2,479)	$9,953

	For the three months ended September 30, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$14,147	$(366)	$(29,864)	$(16,083)
Depreciation	1,743	539	196	2,478
Amortization of intangible assets	278	218	1,074	1,570
Non-cash stock compensation expense	1,079	127	1,121	2,327
Impairment of goodwill and intangible assets	—	—	24,621	24,621
Adjusted EBITDA	$17,247	$518	$(2,852)	$14,913

	For the nine months ended September 30, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$30,700	$(1,279)	$(18,586)	$10,835
Depreciation	5,144	1,451	1,108	7,703
Amortization of intangible assets	108	487	1,091	1,686
Non-cash stock compensation expense	2,145	416	3,714	6,275
Impairment of fixed assets	—	—	2,226	2,226
Costs related to strategic alternatives process	—	—	807	807
Costs related to divestitures	228	—	214	442
Adjusted EBITDA	$38,325	$1,075	$(9,426)	$29,974

	For the nine months ended September 30, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech	Healthcare	Corporate & Other	Total
Operating income (loss)	$40,097	$(537)	$(44,516)	$(4,956)
Depreciation	5,508	1,630	501	7,639
Amortization of intangible assets	1,833	654	3,619	6,106
Non-cash stock compensation expense	3,618	361	3,871	7,850
Impairment of goodwill and intangible assets	—	—	24,621	24,621
Slashdot media related costs and other	(102)	—	2,622	2,520
Adjusted EBITDA	$50,954	$2,108	$(9,282)	$43,780

Segment Definitions:
Tech-focused: Dice, Dice Europe, eFinancialCareers and ClearanceJobs; Healthcare: Health eCareers; Other: Hcareers, Rigzone, BioSpace, Slashdot, getTalent, and Corporate.

DHI GROUP, INC.
SUPPLEMENTAL DATA - REVENUE DETAIL
(Unaudited)
(in thousands)

	Revenue
	Q3 2017	Q3 2016	Change	$ Fx Impact	YTD 2017	YTD 2016	Change	$ Fx Impact
Dice (1)	$27,123	$30,335	(11)%	$33	$81,933	$91,895	(11)%	$(336)
eFinancialCareers	8,232	8,765	(6)%	(21)	24,068	26,725	(10)%	(1,420)
ClearanceJobs	4,459	3,639	23%	—	12,637	10,256	23%	—
Tech-focused businesses	$39,814	$42,739	(7)%	$12	$118,638	$128,876	(8)%	$(1,756)

Health eCareers	6,462	6,735	(4)%	$—	19,741	20,647	(4)%	$—
Hcareers (2)	3,519	3,631	(3)%	—	10,880	11,477	(5)%	—
Rigzone (2)	1,869	2,122	(12)%	8	5,315	7,455	(29)%	(87)
BioSpace (2)	746	833	(10)%	—	2,365	2,796	(15)%	—
Non-tech businesses	12,596	13,321	(5)%	8	38,301	42,375	(10)%	(87)
Slashdot Media and getTalent (2)	14	13	8%	—	75	781	(90)%	—
Total	$52,424	$56,073	(7)%	$20	$157,014	$172,032	(9)%	$(1,843)

(1) Includes Dice, Dice Europe, and Targeted Job Fairs
(2) Included in Corporate & Other